KAMAN CORP. ANNOUNCES CHANGE REGARDING CLASS B SHARES

BLOOMFIELD, Connecticut (August 16, 2000)   (NASDAQ/AMEX:KAMNA)
Kaman Corp. announced today that due to Founder and Chairman of the Board Charles H. Kaman's continuing health condition, the power to vote his majority ownership (direct and indirect) of the company's Class B common shares has been transferred to fiduciaries previously designated by him.

There are 667,814 Class B common shares outstanding, and 22.5 million Class A common shares outstanding. The Class B common stock is the only class of voting securities of the company.

Under applicable securities laws, this constitutes a change in control of the company. In a Form 8-K filing submitted today, the SEC was notified that voting power for Kaman's nearly 69% ownership of the company's Class B shares has passed to two groups of designated individuals, each of which will act by majority vote. The groups include family members, officers and current and former directors of the company. Kaman directly holds nearly 39% of the Class B shares and indirectly holds 30% of the Class B shares through Newgate Associates Limited Partnership.

Kaman Corp., based here, is a $1 billion company, with businesses in the aerospace, industrial distribution and music markets.

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Contact:
David Long
(860) 243-6319
Email: dml-corp@kaman.com
Internet: http://www.kaman.com
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